Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 33 to the registration statement on Form N-1A ("Registration Statement") of our report dated July 10, 2002 relating to the financial statements and financial highlights which appear in the May 31, 2002 Annual Report to Shareholders of Scudder U.S. Tax-Free Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
September 27, 2002